Exhibit 99.1
News Release

Company Contacts:
Joy Leo, EVP, Chief Administration Officer and Acting CFO	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6477	Tel: (408) 938-6491
Email: joy.leo@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Fourth Quarter and Full Year 2010 Results

SAN JOSE, Calif.—February 10, 2011—PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its fiscal quarter and year ended December 31, 2010.

Total revenues for the fourth fiscal quarter of 2010 totaled $16.2 million, up 9% from $14.8 million for each of the third fiscal quarter of 2010 and the fourth fiscal quarter of 2009. Gainshare performance incentives revenues totaled $4.9 million, up 12% from $4.3 million for the third fiscal quarter of 2010 and down 14% when compared to $5.6 million for the fourth fiscal quarter of 2009.

Net income for the fourth fiscal quarter of 2010 was $156,000, or $0.01 per basic and diluted share, compared to net income of $50,000, or $0.00 per basic and diluted share, for the third fiscal quarter of 2010, and net loss for the fourth fiscal quarter of 2009 of $(701,000), or $(0.03) per basic and diluted share.

Total revenues for the fiscal year ended December 31, 2010 were $61.7 million, up 27% from $48.4 million for the fiscal year ended December 31, 2009. Gainshare performance incentives revenues for the fiscal year ended December 31, 2010 totaled $18.6 million, up 18% from $15.8 million for the fiscal year ended December 31, 2009.

Net income for the fiscal year ended December 31, 2010 was $227,000, or $0.01 per basic and diluted share, compared to net loss of $(17.5) million, or $(0.66) per basic and diluted share for the fiscal year ended December 31, 2009.

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In addition to using GAAP results in evaluating PDF Solutions’ business, PDF Solutions’ management also believes it is useful to measure results using a non-GAAP measure of net income (loss), excluding stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable.  Using this non-GAAP measure, the non-GAAP net income for the fourth fiscal quarter of 2010 totaled $2.2 million, or $0.08 per diluted share, compared to the non-GAAP net income of $1.9 million, or $0.07 per diluted share, for the third fiscal quarter of 2010, and the non-GAAP net income of $1.4 million, or $0.05 per diluted share for the fourth fiscal quarter of 2009. Also, using this non-GAAP measure, the non-GAAP net income for the fiscal year ended December 31, 2010 totaled $7.9 million, or $0.28 per diluted share, compared to a non-GAAP net loss of $(6.9) million, or $(0.26) per diluted share for the fiscal year ended December 31, 2009.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today, February 10, 2010. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call.  A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable.  PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results.  These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance.  PDF Solutions’ management believes that excluding the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies.  In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity.  Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management.  A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures is provided at the end of the company’s financial statements presented below.

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About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle.  PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations.  PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry.  PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan, Korea, Singapore, and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER®, mæstria®, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries.

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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	December 31, 2010	December 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$38,154	$34,899
Accounts receivable, net	23,442	19,809
Prepaid expenses and other current assets	3,246	3,029
Total current assets	64,842	57,737
Property and equipment, net	797	1,573
Non-current investments	718	718
Intangible assets, net	1,369	2,954
Other non-current assets	727	495
Total assets	$68,453	$63,477

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$108	$115
Accounts payable	1,080	959
Accrued compensation and related benefits	3,964	4,438
Taxes payable and other accrued liabilities	2,400	3,502
Deferred revenues	3,021	1,584
Billings in excess of recognized revenues	1,802	1,953
Total current liabilities	12,375	12,551
Long-term debt	-	117
Long-term income taxes payable	3,668	3,218
Other non-current liabilities	1,495	1,704
Total liabilities	17,538	17,590

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	200,144	194,081
Treasury stock at cost	(19,298)	(18,715)
Accumulated deficit	(129,884)	(130,111)
Accumulated other comprehensive income	(51)	628
Total stockholders’ equity	50,915	45,887
Total liabilities and stockholders’ equity	$68,453	$63,477

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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(In thousands, except per share amounts)

Revenues:
Design-to-silicon-yield solutions	$11,352	$9,137	$43,080	$32,662
Gainshare performance incentives	4,866	5,650	18,570	15,776
Total revenues	16,218	14,787	61,650	48,438

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	6,348	6,356	24,389	22,779
Amortization of acquired technology	207	360	1,285	1,439
Total cost of design-to-silicon-yield solutions	6,555	6,716	25,674	24,218
Gross profit	9,663	8,071	35,976	24,220

Operating expenses:
Research and development	4,599	4,226	17,187	19,773
Selling, general and administrative	3,689	3,719	15,989	16,561
Amortization of other acquired intangible assets	57	89	295	349
Restructuring charges	543	934	885	4,512
Total operating expenses	8,888	8,968	34,356	41,195

Income (loss) from operations	775	(897)	1,620	(16,975)
Interest and other income (expense), net	(30)	116	0	237
Income (loss) before income taxes	745	(781)	1,620	(16,738)
Income tax provision (benefit)	589	(80)	1,393	753
Net income (loss)	$156	$(701)	$227	$(17,491)

Net income (loss) per share:
Basic	$0.01	$(0.03)	$0.01	$(0.66)
Diluted	$0.01	$(0.03)	$0.01	$(0.66)

Weighted average common shares:
Basic	27,566	26,588	27,257	26,377
Diluted	27,767	26,588	27,478	26,377

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PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

GAAP net income (loss)	$156	$(701)	$227	$(17,491)
Stock-based compensation expenses	1,200	724	5,230	4,269
Amortization of acquired technology	207	360	1,285	1,439
Amortization of other acquired intangible assets	57	89	295	349
Restructuring charges	543	934	885	4,512
Non-GAAP net income (loss)	$2,163	$1,406	$7,922	$(6,922)

GAAP net income (loss) per diluted share	$0.01	$(0.03)	$0.01	$(0.66)
Non-GAAP net income (loss) per diluted share	$0.08	$0.05	$0.28	$(0.26)
Shares used in computing diluted non-GAAP measure of net income (loss) per share	28,248	27,430	27,993	26,377

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